UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2007 (December 3, 2007)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

In furtherance of the previously disclosed modification of certain terms and conditions of the credit facility entered into by the Company’s wholly-owned subsidiary, BST US Holdings, Inc., and certain of its subsidiaries (the “BST Facility”), on December 3, 2007, International Textile Group, Inc. (the “Company”) borrowed $25.0 million in aggregate principal amount from three investment funds that are affiliated with Wilbur L. Ross, Jr., the chairman of the board of directors of the Company. The borrowings are evidenced by subordinated promissory notes (“the Notes”) issued to each of WLR IV Parallel ESC, L.P. (“WLR IV”), WLR Recovery Fund III, L.P. (“Fund III”) and WLR Recovery Fund IV, L.P. (“WLR IV”) in the principal amounts of $75,000, $2,275,000 and $22,650,000, respectively.

Mr. Ross and his affiliates own approximately 82% of the Company’s common stock, and approximately 87% of the Company’s outstanding voting power.

The Notes bear interest at a rate of 18.0% per annum. Interest on the Notes is payable semi-annually on September 30 and March 30 of each year, and is payable-in-kind through the conversion of interest to additional principal amounts. The Notes mature on June 6, 2012, and may be prepaid in whole or part at any time prior thereto without penalty. Upon an Event of Default as described in the Notes, all principal and interest will become due and payable.

The Company loaned $20.0 million of the proceeds from the Notes to Narricot Industries, L.P., (“Narricot”) a wholly-owned subsidiary of the Company (the “Intracompany Loan”), and a borrower under the BST Facility. Such proceeds were used by Narricot to repay certain amounts outstanding under the revolving credit portion of the BST Facility. The remaining $5.0 million of proceeds was used to repay certain outstanding indebtedness of the Company under the Company’s $165.0 million credit agreement with General Electric Capital Corporation and the other lenders signatory thereto (the “ITG Credit Facility”).

The Notes are subordinate to certain outstanding indebtedness of the Company, including amounts outstanding under the ITG Credit Facility and the Company’s senior subordinated notes due June 6, 2011. The payment of principal or interest on the Notes in cash is prohibited except as provided in certain subordination agreements relating to such indebtedness.

The Intracompany Loan is subordinate to amounts outstanding under the BST Facility. The payment of principal or interest on the Intracompany Loan in cash is prohibited except as provided in certain subordination agreements relating to the BST facility.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in the first four paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Gary L. Smith
Name:	Gary L. Smith
Title:	Executive Vice President and Chief Financial Officer

Date: December 7, 2007